Exhibit 10.1

STEIN MART, INC.

2001 OMNIBUS PLAN

PERFORMANCE SHARE AWARD AGREEMENT FOR KEY EMPLOYEE

THIS AGREEMENT is made and entered into as of the date set forth on the signature page hereof (the “Grant Date”) by and between STEIN MART, INC., a Florida corporation (“Company”), and the Key Employee of the Company whose signature is set forth on the signature page hereof (the “Key Employee”).

W I T N E S S E T H

WHEREAS, the Company has adopted the Stein Mart, Inc. 2001 Omnibus Plan (“Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement;

WHEREAS, the purpose of the Plan is to permit Awards under the Plan to be granted to certain Key Employees of the Company and its Affiliates and to further specify the terms and conditions under which such individuals may receive such Awards;

WHEREAS, the Key Employee is now employed in a key employee capacity and the Company desires him or her to remain in such capacity, to secure or increase his or her ownership of Shares in order to increase his or her incentive and personal interest in the success and growth of the Company; and

WHEREAS, defined terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1. Performance Share Grant. Subject to the terms and conditions set forth herein, the Company hereby grants to the Key Employee the number of performance shares (the “Performance Shares”) of the Company’s common stock set forth on the signature page hereof, at the value per Share set forth on the signature page hereof. .

2. Nontransferability of Shares. The Performance Shares are not transferable other than by will or by the laws of descent and distribution.

3. Vesting.

The Performance Shares will be earned by, fully vested in and issued to (the “Vesting”) the Key Employee, as provided below only as and when the “Performance Conditions” (defined below) are met on or before the fourth annual anniversary of the Grant Date, or _______________. If the Performance Conditions are not met by such date, than the Performance Shares granted herein shall lapse and be of no further force or effect. The “Performance Conditions” are as follows:

(a)	At such time as the Company’s “Share Value” (defined below) equals or exceeds ________Dollars ($____) per share, then _____ (__%) of the Performance Shares subject to this Grant shall become fully Vested; provided, however, that the Key Employee must have been continuously employed by the Company or its affiliates from the Grant Date to the date such Share Value is achieved; and

(b)	At such time as the Company’s “Share Value” (defined below) equals or exceeds ________Dollars ($____) per share, then _____ (__%) of the Performance Shares subject to this Grant shall become fully Vested; provided, however, that the Key Employee must have been continuously employed by the Company or its affiliates from the Grant Date to the date such Share Value is achieved; and

(c)	For purposes hereof, “Share Value” shall mean either (x) the closing price for the Company’s shares as reported on NASDAQ (or a stock exchange where the Company’s shares of common stock are principally traded if other than NASDAQ) equals or exceeds the necessary value for twenty (20) consecutive trading days, or (y) a Change of Control (as defined in the Plan) occurs which results in the then current shareholders of the Company receiving the necessary value per share for their shares either in cash or equivalent value (such as publicly traded shares of another entity).

Notwithstanding the foregoing, if the Key Employee’s employment with the Company is terminated because of death or disability (as determined by the Company in good faith), retirement at age 65 or above, or for any reason within six months following a Change of Control (each a “Termination Event”) then upon the Performance Conditions being achieved thereafter (other then the requirement that the Key Employee having remained employed until to satisfaction of such condition) a portion of such Performance Shares which would have Vested but for such Termination Event shall nevertheless Vest based on the percentage of time which expires between the Grant Date and the date of the Termination Event as compared to the time which expires between the Grant Date and the date the Performance Condition is met. By way of example, if the Key Employee dies on the 180th day following the Grant Date and the Performance Condition is otherwise satisfied on the 240th day following the Grant Date, then the Key Employee (or the Key Employee’s estate) will receive 75% of the Performance Shares which would otherwise have Vested on such date (180 days as a percent of 280 days).

4. Certificate Issued. The certificate(s) evidencing the Performance Shares that are the subject of this Grant will be issued only upon satisfaction of the appropriate Performance Conditions and shall not be treated as outstanding until the satisfaction of such condition.

5. Rights As Stockholder. The Key Employee shall have no rights as a holder of the Performance Shares until and unless the Performance Shares are issued upon Vesting.

6. Tax Withholding.

(a)	It shall be a condition of the Grant of the Performance Shares provided herein that the Key Employee, and the Key Employee agrees, that the Key Employee shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income, employment or other taxes incurred by reason of the Grant provided herein or the Vesting thereof. The amount that will be due from the Key Employee, if any, will be determined at the time the risk of forfeiture is removed and Vesting occurs, or if a Section 83(b) election (defined below) is made, as of the date of this Grant.

(b)	In the event that a Section 83(b) election is not made, the Key Employee may elect to have the Company withhold that number of Performance Shares otherwise deliverable to the Key Employee upon the Vesting of the Performance Shares or to deliver to the Company a number of Shares, in each case, having a Fair Market Value on the date of Vesting equal to the minimum amount required to be withheld as a result of such exercise. The election must be made in writing and must be delivered to the Company prior to the date of Vesting. If the number of shares so determined shall include a fractional share, the Key Employee shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the committee and shall be subject to disapproval, in whole or in part by the Committee.

(c)	The Key Employee has reviewed with the Key Employee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Key Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Key Employee understands that the Key Employee (and not the Company) shall be responsible for the Key Employee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Key Employee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Performance Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the Vesting conditions set forth in Section 3 hereof. The Key Employee understands that the Key Employee may elect to be taxed at the time the Performance Shares are granted under this Agreement rather than when they become Vested and no longer subject to a substantial risk of forfeiture by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of Grant.

THE KEY EMPLOYEE ACKNOWLEDGES THAT IT IS THE KEY EMPLOYEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE KEY EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE KEY EMPLOYEE’S BEHALF.

7. Powers of Company Not Affected. The existence of the Performance Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combinations, subdivision or reclassification of the Shares or any reorganization, merger, consolidation, business combination, exchange of Shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Option Stock or the rights thereof or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Key Employee any right to continue in the employment of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate the Key Employee’s employment at any time.

8. Interpretation by Committee. The Key Employee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Key Employees awarded Option Stock.

9. Miscellaneous. (a) This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein between residents thereof.

(a)	This Agreement may not be amended or modified except by the written consent of the parties hereto.

(b)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(c)	Any notice, filing or delivery hereunder or with respect to Performance Shares shall be given to the Key Employee at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1200 Riverplace Boulevard, Jacksonville, Florida 32202, Attention Corporate Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(d)	This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the personal benefit of the Key Employee, the Beneficiary and the personal representative(s) and heirs of the Key Employee.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Key Employee has hereunto affixed his hand, all on the day and year set forth below.

STEIN MART, INC.

By:
Its: President and Chief Executive Officer

Key Employee [Signature}
[Print Name]: ______________________________

No. of Performance Shares: ______________________________

Per Share Fair Market Value: _____________________________

Grant Date: ___________________________________________

TO ACKNOWLEDGE RECEIPT OF THIS INFORMATION, SIGN ABOVE & RETURN ONE COPY OF THIS SIGNATURE PAGE TO:

Stein Mart, Inc.

Attn: James G. Delfs

1200 Riverplace Blvd.

Jacksonville, FL 32207